Exhibit 99.1

Quoin Pharmaceuticals Provides Corporate Update and Announces Third

Quarter 2024 Financial Results

Quoin Initiates Peeling Skin Syndrome Clinical Program

Further Expansion of International Reach for Netherton Syndrome Clinical Trials

Significant Insider Share Purchases by the Entire Management Team

ASHBURN, Va., Nov. 07, 2024 (GLOBE NEWSWIRE) -- Quoin Pharmaceuticals Ltd. (NASDAQ: QNRX) (the “Company” or “Quoin”), a clinical-stage, specialty pharmaceutical company focused on developing and commercializing novel treatments for rare and orphan diseases, today provides a business update and announces financial results for the three and nine months ended Sept. 30, 2024.

Quoin CEO Dr. Michael Myers said, “The third quarter has been marked by notable achievements, including expanding the clinical reach of our lead product QRX003 into Peeling Skin Syndrome. We are now initiating an investigator-led clinical study in New Zealand to evaluate QRX003 for Peeling Skin Syndrome, for which there is no approved treatment or cure. This is the first step in a planned series of new indications for QRX003 and we believe this will be the first ever formal clinical study for Peeling Skin Syndrome. We have also continued to make real progress on the international expansion of our ongoing Netherton Syndrome clinical program with the announcement of the opening of two additional sites in the United Kingdom at recognized centers of clinical excellence. We look forward to announcing additional expansion into other countries in the future. Finally, the significant insider purchases made by the entire Quoin management team is a clear reflection of our strong belief and confidence in Quoin’s growth trajectory and long-term value creation. As we continue our commitment to the rare disease community, our focus remains on delivering life-changing treatments for underserved patient populations. We are proud of the advancements we’ve made and look forward to the upcoming milestones in our clinical development programs.”

Recent Corporate Highlights

•	Peeling Skin Syndrome (PSS) Study: In August, Quoin announced the planned initiation of an investigator-led clinical study in New Zealand for QRX003 in pediatric patients with Peeling Skin Syndrome. This rare genetic condition currently has no approved treatments or cures. The first clinical site and patient have been identified, and Quoin is actively evaluating additional clinical sites in other countries.

•	Insider Share Purchases: In September, Quoin’s CEO, COO and CFO made significant insider share purchases, signaling strong leadership confidence in the company’s growth trajectory.

•	Netherton Syndrome Clinical Trials Expansion: Quoin continued its efforts to broaden the clinical trials for QRX003 as a potential treatment for Netherton Syndrome. In October 2024, the company announced the opening of two additional clinical sites in the United Kingdom, recognized centers of excellence for Netherton Syndrome, with plans to further expand in Western and Eastern Europe. The UK sites will operate under Quoin’s open Investigational New Drug (IND) application with the U.S. Food and Drug Administration (FDA).

Financial Highlights

•	Cash Position: Quoin had approximately $10.3 million in cash, cash equivalents and marketable securities as of Sept. 30, 2024. This is expected to fund the Company’s operations into late 2025.

•	Net Loss: For the quarter ended Sept. 30, 2024, Quoin reported a net loss of approximately $2.3 million compared to a net loss of approximately $1.9 million for the same period in 2023. For the nine months ended Sept. 30, 2024, the net loss was approximately $6.7 million compared to $6.6 million for the nine months ended Sept. 30, 2023.

Looking Ahead

Quoin is committed to advancing its clinical programs and remains focused on expanding the potential indications for QRX003. The company’s efforts in initiating clinical studies in additional rare disease indications, such as Peeling Skin Syndrome, and expanding its global clinical footprint for Netherton Syndrome trials are crucial steps in Quoin’s strategy to bring new treatments to patients with serious unmet needs.

The Company continues to evaluate M&A opportunities within the rare and orphan disease space as part of its long-term growth strategy.

Investors are encouraged to read the Company’s Report on Form 10-Q when it is filed with the Securities and Exchange Commission (the “SEC”), which will contain additional details about Quoin’s financial results as of and for the period ended Sept. 30, 2024.

About Quoin Pharmaceuticals Ltd.

Quoin Pharmaceuticals Ltd. is a clinical-stage specialty pharmaceutical company focused on developing and commercializing therapeutic products that treat rare and orphan diseases. We are committed to addressing unmet medical needs for patients, their families, communities and care teams. Quoin’s innovative pipeline comprises four products in development that collectively have the potential to target a broad number of rare and orphan indications, including Netherton Syndrome, Peeling Skin Syndrome, Palmoplantar Keratoderma, Scleroderma, Epidermolysis Bullosa and others. For more information, visit: www.quoinpharma.com or LinkedIn for updates.

Cautionary Note Regarding Forward Looking Statements

The Company cautions that statements in this press release that are not a description of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” “look forward to,” and “will,” among others. All statements that reflect the Company’s expectations, assumptions, projections, beliefs, or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to: plans to initiate clinical study in peeling skin syndrome and the timing thereof, planned series of new indications for QRX003, look forward to announcing additional expansion into other countries in the future, advancing the Company’s clinical programs and expanding the potential indications for QRX003, initiating clinical studies in additional rare disease indication (such as Peeling Skin Syndrome), expanding the Company’s global clinical footprint for Netherton Syndrome trials, continuing to evaluate M&A opportunities in rare and orphan diseases, , plans to further expand in Western and Eastern Europe, the Company’s expected cash runway, and Quoin’s belief that its products in development collectively have the potential to target a broad number of rare and orphan indications, including Netherton Syndrome, Peeling Skin Syndrome, Palmoplantar Keratoderma, Scleroderma, Epidermolysis Bullosa and others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties including, but not limited to, the timing of the clinical studies may be delayed, the clinical studies may not generate the results anticipated, the Company being unable to expand into a number of EU countries as planned, the Company needing to raise additional funds sooner than planned, or the clinical studies not generating data which is sufficiently robust and comprehensive to support an NDA filing and the Company’s ability to obtain regulatory approvals. More detailed information about the risks and uncertainties affecting the Company is summarized in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in other filings the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For further information:

PCG Advisory
Jeff Ramson
646-863-6893
jramson@pcgadvisory.com

-Tables Follow-

QUOIN PHARMACEUTICALS, LTD.

Consolidated Balance Sheets

	September 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,116,750	$2,401,198
Investments	7,190,138	8,293,663
Prepaid expenses and other current assets	190,541	591,034
Total current assets	10,497,429	11,285,895
Prepaid expenses - long term	383,390	300,000
Intangible assets, net	508,334	583,334
Total assets	$11,389,153	$12,169,229

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$222,636	$526,523
Accrued expenses	1,504,852	1,308,706
Accrued interest and financing expense	1,146,251	1,146,251
Due to officers - short term	600,000	600,000
Total current liabilities	3,473,739	3,581,480

Due to officers - long term	2,473,733	2,923,733
Total liabilities	$5,947,472	$6,505,213

Shareholders' equity:
Ordinary shares, no par value per share, 100,000,000 ordinary shares authorized at September 30, 2024 and December 31, 2023, respectively - 5,049,720 (5,049,720 ADS's) ordinary shares issued and outstanding at September 30, 2024 and 987,220 (987,220 ADS's) at December 31, 2023	$-	$-

Additional paid in capital	58,296,199	51,867,336
Accumulated deficit	(52,854,518)	(46,203,320)
Total shareholders' equity	5,441,681	5,664,016
Total liabilities and shareholders' equity	$11,389,153	$12,169,229

QUOIN PHARMACEUTICALS, LTD.

Consolidated Statements of Operations (unaudited)

	Nine months ended September 30,		Three months ended September 30,
	2024	2023	2024	2023
Operating expenses
General and administrative	$4,590,936	$4,685,241	$1,357,715	$1,366,464
Research and development	2,532,468	2,475,596	1,170,287	758,759
Total operating expenses	7,123,404	7,160,837	2,528,002	2,125,223

Other (income) and expenses
Unrealized (gain) loss	(23,043)	11,926	(31,729)	(2,119)
Realized and accrued interest income	(449,163)	(536,068)	(146,388)	(196,425)
Total other income	(472,206)	(524,142)	(178,117)	(198,544)
Net loss	$(6,651,198)	$(6,636,695)	$(2,349,885)	$(1,926,679)

Loss per ADS
Basic	$(1.63)	$(7.61)	$(0.47)	$(1.95)
Fully-diluted	$(1.63)	$(7.61)	$(0.47)	$(1.95)

Weighted average number of ADS's outstanding
Basic	4,071,162	871,835	5,049,720	987,220
Fully-diluted	4,071,162	871,835	5,049,720	987,220